Cognigen Networks, Inc.                      NEWS RELEASE
6405 218th Street, SW, Suite 305
Mountlake Terrace, Washington 98043          For Immediate Release at 5:00PM PST
www.cognigen.com                             Wednesday, February 9, 2005
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Cognigen Networks Reports Most Recent Financial Results:

Revenue Increased for the Three and Six Months Ended December 31, 2004

Mountlake Terrace,  Washington,  February 9 /PRNewswire-First  Call/ -- Cognigen
Networks,  Inc.  (OTC  Bulletin  Board:  CGNW-  news),  the  Seattle  area based
Internet-enabled  marketer of communications services and certificated reseller, today  announced  its unaudited  financial  results for the three and six months ended  December  31,  2004.  The  Company  realized  revenue of  $2,919,868  and
$5,664,712, respectively, for the three months and six months ended December 31,
2004, compared to revenue of $2,816,786 and $ 5,440,763,  respectively,  for the same periods in 2003.  Revenue for both  periods  reflects a gain of 4% over the revenue for the same periods in 2003.

Net income for the quarter  ended  December 31, 2004,  was $220,920  compared to
$236,983  for the same  period in 2003.  Net  income  for the six  months  ended
December  31, 2004,  was $465,282  compared to net income of $44,083 for the six months ended December 31, 2003. Net income per common share for the three months ended December 31, 2004 was $0.02 per share equal to the net income for the same quarter in 2003.  Net income per common share for the six months ended  December
31, 2004,  was $0.05 per common share compared to a per share net income of zero for the same period in 2003.

Net cash  provided  by  operations  was  $303,594  during the six  months  ended
December 31, 2004, compared to $17,743 for the comparable period in fiscal 2003.

Thomas S. Smith,  President and CEO, commented,  "Cognigen continues its pattern of growth and is operating  within the range of our planning and  forecasts.  We are gratified and encouraged by our increased revenue and net income, especially from telecommunications services, an environment of declining profit margins. We believe the Company will continue to realize a profit from our core  operations.
Cognigen  will continue to pursue  opportunities  for new sources of revenue and seek additional capital to accelerate growth."

Complete  details of the full unaudited  financial  information  may be found in
Cognigen's  quarterly report on Form 10-QSB which will be filed with the SEC and which may be accessed through Edgar Online or other sources.

About Cognigen

Cognigen Networks, Inc. based in metropolitan Seattle, Washington, offers a wide range of telecommunication  services and related technology products via its Web site,  http://www.cognigen.com.  Cognigen's  robust  marketing  engine harnesses distribution  channels  featuring a prominent  Internet  presence,  a network of
independent  agents  and  several  affiliate  groups,   each  having  their  own
customized Web site. Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary  software  utilizing the  Internet.  Cognigen  resells the services of industry  leaders such as AT&T
Wireless, Broadvox, CNM Network, Nextel,  PowerNetGlobal,  Sprint, Talk America,
T-Mobil,  Verizon and Z-Tel.  Cognigen is authorized to operate as an interstate and  international  carrier  under  Section  214 of  the  rules  of the  Federal
Communications  Commission  and  is  regulated  by  some  state  public  utility
commissions  as  a  reseller  of  interstate   and   intrastate   long  distance
telecommunications  services.  Since  September of 1999,  Cognigen has sold,  on behalf  of its  vendors  and for its  own  account,  services  and  products  to approximately 800,000 customers worldwide.

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. Although the Company believes that the expectations  reflected in the forward-looking  statements are reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the Company's  business,  financial  condition and results of operations, including  without  limitation,  the  Company's  possible  inability  to  become certified  as  a  reseller  in  all  jurisdictions  in  which  it  applies,  the possibility  that the Company's  proprietary  customer base will not grow as the
Company expects,  the Company's  inability to obtain additional  financing,  the
Company's  possible lack of producing agent growth,  the Company's possible lack of revenue  growth,  the  Company's  possible  inability to add new products and services  that generate  increased  sales,  the Company's  possible lack of cash flows,  the  Company's  possible  loss  of key  personnel,  the  possibility  of telecommunications rate changes and technological changes and the possibility of increased competition. Many of these risks are beyond the Company's control. The
Company is not entitled to rely on the safe harbor  provisions of Section 27A of the  Securities  Act of 1933,  as  amended,  or  Section  2lE of the  Securities
Exchange Act of 1934, as amended, when making forward- looking statements.

Source:     Cognigen Networks, Inc.

            Contact:    Thomas S. Smith
                        Meridian Center - 9800 Mt. Pyramid Court, Ste 400
                        Englewood, CO 80112

                        720-895-1912 voice
                        720-895-1917 fax
                        toms@ld.net